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                                                                      EXHIBIT 11

                        CHOICES ENTERTAINMENT CORPORATION

                             INCOME (LOSS) PER SHARE

                                                         1997                1996
                                                     ------------        ------------
Loss from continuing operations                         $(753,450)          $(706,889)
                                                     ============        ============

Weighted average number of Shares outstanding:

         Basic                                         22,004,395          22,004,395

         Diluted                                       22,004,395          22,004,395

Loss per share:

         Basic                                             $(0.03)             $(0.03)
                                                     ============        ============

         Diluted                                           $(0.03)             $(0.03)
                                                     ============        ============

Income from discontinued operations                    $1,040,222             $40,209
                                                     ============        ============

Weighted average number of Shares outstanding:

         Basic                                         22,004,395          22,004,395

         Diluted                                       24,371,983          23,500,000

Income per share:

         Basic                                              $0.05                $-0-
                                                     ============        ============

         Diluted                                            $0.04                $-0-
                                                     ============        ============

Net income (loss)                                      $  286,772         $  (666,680)
                                                     ============        ============

Weighted average number of Shares outstanding:

         Basic                                         22,004,395          22,004,395

         Diluted                                       24,371,983          22,004,395

Income per share:

         Basic                                              $0.01              $(0.03)
                                                     ============        ============

         Diluted                                            $0.01              $(0.03)
                                                     ============        ============